UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                       March 12, 2004 (January 23, 2004)



                                 ROO GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   0-25659               11-3447894
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   (State or Other Jurisdiction      (Commission           (IRS Employer
        of Incorporation)            File Number)        Identification No.)


          62 White Street, Third Floor, New York, New York     10013
     ---------------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code (646) 320- 4394
                                                          ---------------

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 30, 2004, Mark Cohen C.P.A. ("Cohen"), the independent auditors for ROO Group, Inc. (fka Virilitec Industries, Inc.) (the "Company"), was dismissed as approved by the Board of Directors of the Company. Cohen's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 31, 2003 and 2002, the reports by Cohen on the financial statements of the Company contained a going concern opinion. During the Company's two most recent fiscal years and subsequent period up to January 30, 2004, there were no disagreements with Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cohen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On January 30, 2004, subsequent to approval of its Board of Directors, the Company engaged Moore Stephens, P.C. ("MS") to serve as the Company's independent auditors. During the Company's two most recent fiscal years, and during any subsequent period through January 30, 2004, the Company did not consult with MS on any accounting or auditing issues.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits

         Exhibit 16 - Letter, dated March 12, 2004, from Mark Cohen C.P.A.

ITEM 8. CHANGE IN FISCAL YEAR

On January 23, 2004, the Board of Directors approved the change in the Company's fiscal year end to December 31. The Company will file the report covering the transition period in a Form 10K-SB.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2004

                                   VIRILITEC INDUSTRIES, INC.

                                    By:    /s/ Robert Petty
                                           -------------------------------------
                                    Name:  Robert Petty
                                    Title: President and Chief Executive Officer